UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2010

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On February 4, 2010, the Company filed an 8-K disclosing that on February 1, 2010 the Compensation Committee adopted the Company’s 2010 Management Incentive Plan.   In error, the 2010 Profit Sharing Plan (which provides for payments to non-executive employees), rather than the 2010 Management Incentive Plan, was filed as an exhibit.  This Report on Form 8-K includes the actual 2010 Management Incentive Plan as an exhibit.

The 2010 Management Incentive Plan (the “2010 Plan”) provides for the payment of cash bonuses to the Company’s named executive officers, as well as other management personnel.  Payments are based 70% on corporate performance and 30% on individual performance.  The 2010 Plan establishes booked sales and EBITDAS (earnings before interest, taxes, depreciation, amortization and stock compensation) as the corporate performance goals for 2010.  A copy of the 2010 Plan is filed as Exhibit 10.1 to this report and incorporated herein by reference.  The table below shows the cash amounts that certain executive officers are eligible to earn under the 2010 Plan on two sets of assumptions:  (1) if 100% of the targets are met; and (2) on maximum overachievement of all targets.  The executive officers included in the chart are the named executive officers for 2009, and the calculation assumes salaries effective at January 31, 2010.

Name and Title	2010 MIP Payment at 100% Achievement All Targets	2010 MIP Payment at Maximum Overachievement All Targets

D. Andrew Myers President and Chief Executive Officer	$173,250	$346,500

David C. Myers Senior Vice President, Sales and Services	$110,000	$220,000

Robert E. Feller Senior Vice President, Chief Financial Officer and Treasurer	$88,000	$176,000

Linda L. Carloni Senior Vice President, General Counsel and Secretary	$79,450	$158,900

William M. Jenkins Chief Scientific Officer	$76,650	$153,300

Item 9.01  Financial Statements And Exhibits

(d)	Exhibits

10.1	2010 Management Incentive Plan

2.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: February 11, 2010	By:	/s/ Linda L. Carloni
	Title:	Senior Vice President and General Counsel

3.